UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021 (April 19, 2021)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Broadway, Suite 17-105, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 816-8070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.

On April 19, 2021, MassRoots, Inc. (the “Company”) received notice from Bank of America, NA (“Bank of America”), the lender to the Company under the Paycheck Protection Program (“PPP”), as described below, that Bank of America had received confirmation from the U.S. Small Business Administration (“SBA”) that the application for forgiveness of the Company’s PPP loan (the “PPP Loan”) had been approved. The loan forgiveness request in the amount of $50,000, plus accrued interest, was applied to the Company’s entire outstanding PPP Loan balance with Bank of America.

On May 1, 2020, the Company entered into the PPP Loan under the PPP and received loan proceeds of $50,000. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provided for loans to qualifying companies and is administered by the SBA. Under the PPP, the SBA was given the authority to forgive loans provided the loan proceeds were used for payroll and related payroll costs and any payments of mortgage interest, rent and utilities. The Company applied for debt forgiveness in February 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: April 21, 2021	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

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